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Exhibit 99.1

FOR IMMEDIATE RELEASE:

January 23, 2003	Nasdaq-ACTT

ACT TELECONFERENCING PROVIDES PRELIMINARY ESTIMATES FOR
FOURTH QUARTER 2002 AND FIRST QUARTER 2003 REVENUES

Fourth quarter revenues expected to be above $14 million
41% revenue growth in fourth quarter 2002 for all services excluding Concert

        DENVER—ACT Teleconferencing, Inc. (Nasdaq ACTT), an independent worldwide provider of audio, video and web-based conferencing products and services, today provided estimated fourth quarter revenues for 2002 and first quarter 2003.

        Subject to audit, ACT said its fourth quarter 2002 revenues are expected to come in at approximately $14 million, while initial expectations for first quarter 2003 revenues are approximately $15 million.

        The Company said its quarterly revenue growth by product line is tracking as follows:

Revenues 000	Q4 2001	Q1 2002	Q2 2002	Q3 2002	Q4* 2002	%** Growth	Q1* 2003	%**** Growth
Audio conferencing	$6,994	$7,336	$7,784	$8,139	$8,050	+15%	$8,600	+17%
Global audio services ***	—	130	262	300	1,675	—	2,100	+1,515%
Videoconferencing	2,869	3,892	4,071	4,427	4,175	+46%	4,100	+5%
Miscellaneous	201	186	325	370	300	+50%	200	+8%

Subtotal	10,064	11,544	12,442	13,236	14,200	+41%	15,000	+30%
Concert (phased out)	2,456	1,226	518	209	—	-100%	—	—

Total	$12,520	$12,770	$12,960	$13,445	$14,200	+13%	$15,000	+18%

*
Unaudited preliminary estimate

**
Estimated fourth quarter 2002 revenue growth over fourth quarter 2001 revenue growth

***
Includes global clients

****
Unaudited preliminary estimate for first quarter 2003 revenue growth over first quarter 2002, based on projected first quarter 2003 revenues

        Important benchmarks for fourth quarter 2002 are the 15% overall growth in audio conferencing, a 46% growth rate in video services, and a 458% sequential growth in the fourth quarter 2002 for the global services platform. Earnings may not grow at the same rate as estimated revenue growth. Fourth quarter earnings are expected to be released the first part of March.

        The Company said it believes on current growth indications it could possibly advance to a $16 million quarterly or $64 million annualized revenue run rate by third quarter 2003. All revenues depend on customer usage and other factors.

About ACT Teleconferencing

        Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video and web-based conferencing products and services to corporations, educational organizations, and governments worldwide. ACT is the only conferencing company with integrated global audio and videoconferencing platforms that provide uniform international services, customized uniform billing, managed services, and local language services. The Company's headquarters are located in Denver, Colorado, with operations in Australia, Belgium, Canada, France, Germany, Hong Kong, the Netherlands, Singapore, the U.K. and the U.S., and virtual locations in Japan, China, Taiwan, Indonesia, Spain, Sweden, Switzerland, Russia, Poland and South Africa. ACT's Internet address is www.acttel.com.

        Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Unaudited information may not conform to US GAAP. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, financing, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT. The ratios and information presented above include both audited and unaudited financial information and have been extracted from the Company's financial records for the purpose of assisting shareholders to review trends for modeling and analysis purposes.

Contact:
ACT Teleconferencing, Inc., Liza Kaiser, IR/Corporate Communications Manager
Ph: 303-235-9000; e-mail: lkaiser@corp.acttel.com

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  Exhibit 99.1